                                                                     EXHIBIT 2.3

               SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     This Second Amendment, dated as of December 1, 1998 (this "Amendment"), to the Agreement and Plan of Merger, dated as of August 18, 1998 (as amended by the First Amendment thereto dated September 3, 1998, the "Merger Agreement"), by and among Arch Communications Group, Inc. (the "Buyer"), Farm Team Corp. (the "Merger Subsidiary"), MobileMedia Corporation (the "Parent") and MobileMedia Communications, Inc. (the "Company"). Terms used herein with initial capital letters that are not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement.


                             PRELIMINARY STATEMENT

     A. The Buyer, the Merger Subsidiary, the Parent and the Company have entered into the Merger Agreement.

     B. The Buyer, the Merger Subsidiary, the Parent and the Company desire to amend the Merger Agreement as set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

     1.   Recital C.  Recital C of the Merger Agreement (as heretofore amended)
          ---------
is hereby further amended to delete the reference to "Debtor's Second Amended Joint Plan of Reorganization" and replace such reference with a reference to "Debtors' Third Amended Joint Plan of Reorganization" and to delete the reference to "August 20, 1998" and replace such reference with a reference to "December 2, 1998".

     2.   Recital E.  Recital E of the Merger Agreement (as heretofore amended)
          ---------
is hereby further amended to read in its entirety as follows:

     E. In connection with the Merger (as defined in Section 1.1) and as part of the Amended Plan, the Buyer intends to conduct the Rights Offering (as defined in Section 4.20), in which it will issue to holders of certain Allowed Claims transferable rights ("Rights") to purchase shares of Common Stock, $0.01 par value per share, of the Buyer ("Buyer Common Stock") or shares of Buyer Class B Common Stock (as defined in Section 3.1(b)), if applicable. Contemporaneously with the execution and delivery of this Agreement, certain holders of Allowed Claims (the "Standby Purchasers") are making certain commitments in connection with the Rights Offering (as the same may be amended from time to time, the "Standby Purchase Commitments"), copies of which are attached as Exhibits G, H, I, J, K and L hereto. In partial consideration for the Standby Purchase Commitments, the Buyer will issue to the Standby Purchasers warrants to purchase shares of Buyer Common Stock ("Buyer Participation Warrants"), such Buyer Participation Warrants to be issued pursuant to a warrant agreement in the form attached hereto as Exhibit B-1 (the "Buyer Participation Warrant Agreement"), as provided in the Standby Purchase Commitments. In addition, in connection with the Standby Purchase

     Commitments, the Buyer and the Standby Purchasers will enter into a registration rights agreement in the form attached hereto as Exhibit C (as
                                                                  ---------
     the same may be amended from time to time, the "Registration Rights Agreement").

     3.   Recital F.  Recital F of the Merger Agreement (as heretofore amended)
          ---------
is hereby further amended to read in its entirety as follows:

     F.   The Buyer will conduct the Stockholder Rights Offering (as defined in
     Section 4.22), in which it will issue to holders of Buyer Common Stock and Buyer's Series C Convertible Preferred Stock, $.01 par value per share (the "Buyer Preferred Stock" and, together with the Buyer Common Stock, the "Buyer Stock"), as of a record date to be determined by the Board of Directors of the Buyer (the "Buyer Record Date"), such holders being referred to herein as the "Stockholder Rights Holders", non-transferable rights ("Stockholder Rights") (except that, at the Buyer's election, Stockholder Rights will transfer with the underlying shares in respect of which Stockholder Rights are distributed) to acquire an aggregate of 44,893,166 shares of Buyer Common Stock. In connection therewith, immediately following the Merger, the Buyer will distribute to the stockholders of the Buyer Participation Warrants to purchase an aggregate number of shares of Buyer Common Stock equal to the excess of 44,893,166 over the number of shares of Buyer Common Stock issued upon exercise of Stockholder Rights issued in the Stockholder Rights Offering (such distribution being referred to herein as the "Buyer Distribution").

     4.   Section 1.3.  Section 1.3 of the Merger Agreement (as heretofore
          -----------
amended) is hereby further amended to read in its entirety as follows:

     1.3  Actions at the Closing.  At the Closing, (a) the Parent and the
          ----------------------
     Company shall deliver to the Buyer and the Merger Subsidiary the various certificates, instruments and documents referred to in Section 5.2, (b) the Buyer and the Merger Subsidiary shall deliver to the Company the various certificates, instruments and documents referred to in Section 5.3, (c) the Buyer shall file with the Secretary of State of the State of Delaware the Buyer Charter Amendment (as defined in Section 4.12), (d) the Company and the Merger Subsidiary shall immediately thereafter file with the Secretary of State of the State of Delaware the Certificate of Merger, (e)(i) the Buyer shall deliver (A) to the Pre-Petition Agent, for the benefit of the Pre-Petition Lenders, $479,000,000 in immediately available funds, (B) to the Company (or, from and after the Effective Time, the Surviving Corporation) immediately available funds when and as required in amounts sufficient to pay allowed administrative and priority claims and expenses of the Debtors, whether allowed prior to or after the Effective Time, as set forth in the Amended Plan (collectively, the "Plan Cash"), and (C) to a bank trust company or other entity reasonably satisfactory to the Company and the Buyer appointed by the Buyer to act as the exchange agent (the "Exchange Agent") pursuant to Section 1.6(a), certificates representing 14,344,969 shares of Buyer Common Stock (the "Plan Shares") to be distributed as contemplated by Section 1.6(b), (ii) the Buyer shall issue
                                    --------------
     the shares of Buyer Common Stock (and Buyer Class B Common Stock, if applicable) purchased through the exercise of the Rights (with the number of such shares not to exceed 108,500,000 in the

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

     aggregate), and (iii) the Buyer shall issue the shares of Buyer Common Stock purchased through the exercise of Stockholder Rights (with the number of such shares not to exceed 44,893,166 in the aggregate) and the Buyer shall effect the Buyer Distribution.

     5.   Section 1.7.  Section 1.7 of the Merger Agreement (as heretofore
          -----------
amended) is hereby further amended to read in its entirety as follows:

     1.7  Distribution to Holders of Buyer Common Stock.
          ---------------------------------------------

     (a) The Buyer shall conduct the Stockholder Rights Offering in accordance with Section 4.22, and the Buyer shall, as soon as practicable after the occurrence of the Effective Time, declare and make the Buyer Distribution.

     (b) Notwithstanding the foregoing, no fractional Buyer Participation Warrants shall be issued in the Buyer Distribution; in lieu thereof, fractional Buyer Participation Warrants that would otherwise be issued in the Buyer Distribution will be rounded up or down to the nearest whole number of Buyer Participation Warrants.

     6.   Section 3.1(b).  Section 3.1(b) of the Merger Agreement (as heretofore
          --------------
amended) is hereby further amended to read in its entirety as follows:

     (b) Each of the Buyer and the Merger Subsidiary has all requisite power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement by the Buyer and the Merger Subsidiary and, subject to the approval of the Buyer Charter Amendment (as defined in Section 4.12) and the Buyer Share Issuance (as defined below in this
     Section 3.1(b)) by the stockholders of the Buyer, the performance of this Agreement and the consummation of the transactions contemplated hereby by the Buyer and the Merger Subsidiary have been duly and validly authorized by all necessary corporate action on the part of the Buyer and the Merger Subsidiary. This Agreement has been duly and validly executed and delivered by the Buyer and the Merger Subsidiary and constitutes a valid and binding obligation of the Buyer and the Merger Subsidiary, enforceable against the Buyer and the Merger Subsidiary in accordance with its terms. For purposes of this Agreement, "Buyer Share Issuance" means the issuance by the Buyer of shares of its capital stock as contemplated by this Agreement and the Amended Plan, including (i) the issuance of the Plan Shares as contemplated by the Merger Agreement and the Amended Plan, (ii) the issuance of shares of Buyer Common Stock and, if applicable, shares of Class B Common Stock, par value $0.01 per share, of the Buyer ("Buyer Class B Common Stock") having the terms specified in the Buyer Charter Amendment upon exercise of Rights issued pursuant to the Rights Offering or issued to the Standby Purchasers (or their assignees or persons in substitution therefor) pursuant to the Standby Purchase Commitments in connection with the Rights Offering, (iii) the issuance of shares of Buyer Common Stock upon the exercise of Stockholder Rights issued pursuant to the Stockholder Rights Offering, and (iv) the issuance of the Buyer Participation Warrants by the Buyer (x) to the Standby Purchasers in connection with the Rights Offering and (y) pursuant to the Buyer Distribution, and the issuance of shares of

     Buyer Common Stock upon exercise of any of the foregoing Buyer Participation Warrants.

     7.   Section 3.2(e).  Section 3.2(e) of the Merger Agreement (as heretofore
          --------------
amended) is hereby further amended to read in its entirety as follows:

     (e) (i) The Plan Shares to be issued and distributed as contemplated by Sections 1.3(e) and 1.6 of this Agreement, (ii) the shares of Buyer Common Stock to be issued and distributed pursuant to the Stockholder Rights Offering, (iii) the shares of Buyer Common Stock and the shares of Buyer Class B Common Stock, if applicable, to be issued and delivered pursuant to the Rights Offering (as defined in Section 4.20(a)) or as contemplated by the Standby Purchase Commitments, (iv) the shares of Buyer Common Stock to be issued and delivered upon conversion of shares of Buyer Class B Common Stock, if applicable, when so converted in accordance with the Buyer Charter Amendment (as defined in Section 4.12), (v) the Buyer Participation Warrants to be issued and delivered as contemplated by the Standby Purchase Commitments and pursuant to the Buyer Distribution, in either case, when so issued and distributed or delivered, as the case may be, and (vi) the shares of Buyer Common Stock to be issued and delivered upon exercise of Buyer Participation Warrants, when issued, paid for and delivered as provided in the Buyer Participation Warrant Agreement, will all be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

     8.   Section 3.23(b).  Section 3.23(b) of the Merger Agreement (as
          ---------------
heretofore amended) is hereby further amended to read in its entirety as follows:

     (b) The Board of Directors of the Buyer has approved this Agreement, the Merger and the Amended Plan together with the transactions contemplated hereby and thereby (including without limitation the acquisition by the Standby Purchasers of Buyer Participation Warrants and Buyer Common Stock or Buyer Class B Common Stock, if applicable, pursuant to this Agreement, the Amended Plan and the Standby Purchase Commitments, or of Buyer Common Stock pursuant to the Buyer Participation Warrants), including for purposes of Section 203 of the DGCL.

     9.   Section 4.4(b).  Section 4.4(b) of the Merger Agreement is hereby
          --------------
amended (i) to delete the reference to "August 20, 1998" and replace such reference with a reference to "December 2, 1998" and (ii) to delete the reference to "August 24, 1998" and replace such reference with a reference to "December 3, 1998".

     10.  Section 4.9.  Section 4.9 of the Merger Agreement (as heretofore
          -----------
amended) is hereby further amended to read in its entirety as follows:

     4.9  Nasdaq National Market Quotation.  The Buyer shall use its best
          --------------------------------
     efforts to have the shares of Buyer Common Stock (including all such shares issuable upon conversion of the Buyer Class B Common Stock and upon exercise of the Buyer Participation Warrants) to be issued as contemplated by the Amended Plan and this Agreement approved for quotation on the Nasdaq National Market prior to the Closing.

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

     11.  Section 4.20(a).  Section 4.20(a) of the Merger Agreement (as
          ---------------
heretofore amended) is hereby further amended to read in its entirety as follows:

     (a) As specified in the Amended Plan, the Buyer will offer (the "Rights Offering") to the holders of certain Allowed Claims as specified in the Amended Plan, pursuant to the Rights, the opportunity to purchase, for consideration of $2.00 per share in cash (the "Subscription Price"), an aggregate of 108,500,000 shares of Buyer Common Stock and Buyer Class B Common Stock, if applicable ("Rights Shares"). The Rights Offering will be made substantially on the terms set forth in Schedule III hereto.

     12.  Section 4.22.  Section 4.22 of the Merger Agreement is hereby amended
          ------------
to read in its entirety as follows:

     4.22 Stockholder Rights Offering.  The Buyer will offer (the "Stockholder
          ---------------------------
     Rights Offering") to the Stockholder Rights Holders, pursuant to the Stockholder Rights, the opportunity to purchase, for the Subscription Price, an aggregate of 44,893,166 shares of Buyer Common Stock. The Stockholder Rights Offering will be made substantially on the terms set forth in Schedule IV hereto.

     13.  Section 5.1(g).  Section 5.1(g) of the Merger Agreement (as heretofore
          --------------
amended) is hereby further amended to read in its entirety as follows:

     (g) the shares of Buyer Common Stock (including all such shares issuable upon conversion of the Buyer Class B Common Stock and exercise of the Buyer Participation Warrants) to be issued as contemplated by the Amended Plan and this Agreement shall have been approved for quotation on the Nasdaq National Market;

     14.  Section 6.1(c).  Section 6.1(c) of the Merger Agreement is hereby
          --------------
amended to read in its entirety as follows:

     (c) after June 30, 1999, the Buyer may terminate this Agreement by giving written notice to the Company if the Closing shall not have occurred on or before such date (unless the failure results primarily from a breach by the Buyer of any representation, warranty or covenant contained in this Agreement);

     15.  Section 6.1(d).  Section 6.1(d) of the Merger Agreement is hereby
          --------------
amended to read in its entirety as follows:

     (d) after June 30, 1999, the Company may terminate this Agreement by giving written notice to the Buyer if the Closing shall not have occurred on or before such date (unless the failure results primarily from a breach by the Company of any representation, warranty or covenant contained in this Agreement);

     16.  New Section 8.18.  Article VIII of the Merger Agreement is hereby
          ----------------
amended to add the following Section 8.18 at the end thereof:

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

     8.18 Reverse Stock Split.  Notwithstanding anything to the contrary herein
          -------------------
     contained, if the Buyer effects the reverse stock split contemplated by
     Section 4.5 of the Buyer Disclosure Schedule (the "Reverse Stock Split") prior to or simultaneously with the Closing, (a)(i) the number of Plan Shares, (ii) the number of Rights Shares, and (iii) the number of shares of Buyer Common Stock issuable upon exercise of Stockholder Rights or Buyer Participation Warrants issued pursuant to the Buyer Distribution will be adjusted, in each case, to a number equal to the product of (x) the number provided therefor herein and (y) the Adjustment Fraction and (b) the Subscription Price will be adjusted to a price equal to the product of (x) $2.00 and (y) the Inverse Adjustment Fraction. For purposes of this
     Section 8.18, the term "Adjustment Fraction" means a fraction, the numerator of which is the total number of shares of Buyer Common Stock issued and outstanding immediately following the effectiveness of the Reverse Stock Split and the denominator of which is the total number of shares of Buyer Common Stock issued and outstanding immediately prior to the effectiveness of the Reverse Stock Split (provided, however, that, if
                                                   --------  -------
     the Reverse Stock Split occurs simultaneously with the Closing, shares of Buyer Common Stock issued in connection with the Closing will not be treated as outstanding for purposes of determining the numerator or denominator of such fraction), and the term "Inverse Adjustment Fraction" means a fraction that is the inverse of the Adjustment Fraction.

     17.  Amended Exhibit A.  Exhibit A to the Merger Agreement (as heretofore
          -----------------
amended) is hereby further amended to read in its entirety as Exhibit A hereto.
                                                              ---------

     18.  Deletion of Exhibit B.  Exhibit B to the Merger Agreement is hereby
          ---------------------
deleted in its entirety.

     19.  Amended Exhibit F.  Exhibit F to the Merger Agreement (as heretofore
          -----------------
amended) is hereby further amended to read in its entirety as Exhibit F hereto.
                                                              ---------

     20.  Amended Exhibit B-1.  Exhibit B-1 to the Merger Agreement (as
          -------------------
heretofore amended) is hereby further amended to read in its entirety as Exhibit
                                                                         -------
B-1 hereto.
---

     21.  Deletion of Schedule II.  Schedule II to the Merger Agreement is
          -----------------------
hereby deleted in its entirety.

     22.  Amended Schedule III.  Schedule III to the Merger Agreement (as
          --------------------
heretofore amended) is hereby further amended to read in its entirety as
Schedule III hereto.
------------

     23.  Amended Schedule IV.  Schedule IV to the Merger Agreement (as
          -------------------
heretofore amended) is hereby further amended to read in its entirety as
Schedule IV hereto.
-----------

     24.  Supplement to Buyer Disclosure Schedule.  Parent and the Company
          ---------------------------------------
hereby consent to the supplement to Section 4.5 of the Buyer Disclosure Schedule attached as Annex I hereto.
            -------


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

     25.  Continuation of Merger Agreement.  Except as specifically amended
          --------------------------------
hereby, the Merger Agreement shall continue in full force and effect and is hereby ratified and confirmed in all respects. From and after the execution and delivery of this Amendment, each reference in the Merger Agreement to "this Agreement," "hereunder," "hereof," "herein" and words of like import shall be deemed to refer to the Merger Agreement as amended by this Amendment.

     26.  Governing Law.  This Amendment shall be governed by and construed in
          -------------
accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

     27.  Counterparts.  This Amendment may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


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

     IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.


                              ARCH COMMUNICATIONS GROUP, INC.


                              By: /s/ J. Roy Pottle
                                  _______________________
                              Name:   J. Roy Pottle
                              Title:  Executive Vice President and
                                      Chief Financial Officer


                              FARM TEAM CORP.



                              By: /s/ J. Roy Pottle
                                  _______________________
                              Name:   J. Roy Pottle
                              Title:  Executive Vice President and
                                      Chief Financial Officer


                              SUBJECT TO THE RECEIPT OF THE CONFIRMATION ORDER FROM THE BANKRUPTCY COURT WITH RESPECT TO THE AMENDED PLAN:

                              MOBILEMEDIA CORPORATION


                              By: /s/ Joseph A. Bondi
                                  _______________________
                              Name:   Joseph A. Bondi
                              Title:  Chairman - Restructuring


                              MOBILEMEDIA COMMUNICATIONS, INC.


                              By: /s/ Joseph A. Bondi
                                  _______________________
                              Name:   Joseph A. Bondi
                              Title:  Chairman - Restructuring

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